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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 14(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: November 30, 1999

EXACT NAME OF REGISTRANT: AMARILLO BIOSCIENCES, INC. (the "Company")

STATE OR OTHER JURISDICTION OF INCORPORATION: Texas

COMMISSION FILE NUMBER: 0-20791

IRS EMPLOYER IDENTIFICATION NUMBER: 75-1974352

ADDRESS OF PRINCIPAL EXECUTIVE OFFICES: 800 W. 9th, Amarillo, Texas 79101

REGISTRANT'S TELEPHONE NUMBER: 806/376-1741

ITEM 5:

         On September 30, 1999, the Company entered into an Agreement to Convert Debt ("Agreement") with Hayashibara Biochemical Laboratories, Inc., a Japanese corporation ("HBL"). On October 15, 1999, pursuant to this Agreement, the Company issued 1,111,831 shares of its common stock to HBL in exchange for the release of $1,005,486.30 in debt and accrued interest.

         The Agreement called for an exchange to take place on November 30, 1999, in which HBL would contribute $1,000,000 to the Company and receive an equivalent amount of the Company's common stock. By mutual consent, the Company and HBL have agreed that the November 30, 1999 transaction called for under the Agreement will not take place. Instead, HBL has loaned $1,000,000 to the Company at an interest rate of 4 1/2%, compounded annually.

         This mutual consent does not affect the third transaction called for under the Agreement, to take place on February 29, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date: Dec 21, 1999.
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                                           AMARILLO BIOSCIENCES, INC.


                                           By: /s/ EDWARD L. MORRIS
                                              ----------------------------------
                                                   Edward L. Morris, Secretary